Contact:      John R. Polchin
                                                      Chief Financial Officer
                                                      Convera
                                                      (703)761.3700

                                                      jpolchin@convera.com



              Convera Reports Fourth Quarter and Full-Year Results

   Company Completes Private Placement; Cash Position Increases to $70 Million


Vienna, Va., March 1, 2006 - Convera Corporation (NASDAQ: CNVR), a leading provider of search technologies to commercial enterprises and government agencies, today announced financial results for the three-month period and fiscal year (fiscal year 2006) ended January 31, 2006.

Revenue for the fourth quarter of fiscal 2006 totaled $3.6 million, a 43% decrease from the comparable period of fiscal 2005, while full-year revenue totaled $21.0 million versus $25.7 million for the prior fiscal year period. Expenses for the period ended January 31, 2006 totaled $13.1 million, which compares to $9.9 million for the year-ago quarter, while full-year expenses totaled $35.9 million representing a 21% decrease from the $45.7 million as reported for the prior fiscal year period.

The net loss for the quarter ended January 31, 2006 was $9.3 million (inclusive of approximately $1 million of amortization of capitalized software development costs attributable to the Company's Excalibur offering) or $0.20 per share, compared to a net loss of $3.5 million, or $0.09 per share, for the comparable quarter of fiscal 2005. The net loss for the fiscal year ended January 31, 2006 was $14.3 million, or $0.33 per share, compared to a net loss of $19.8 million, or $0.56 per share for the fiscal year ended January 31, 2005.

These results are indicative of the Company's continuing transition from a pure enterprise search software concern to a more diverse search provider offering a professional grade Web-based search technology through its Excalibur solution.

Cash and investments as of January 31, 2006 totaled $37.8 million, this compares to $17.8 million as of January 31, 2005. As of March 1, 2006, cash and investments totaled approximately $70 million, reflecting net proceeds of approximately $36.7 million from the Company's recently completed private placement to a group of institutional investors and the subsequent retirement of the Silicon Valley Bank Term facility.

"This past year continued to demonstrate our efforts to transform Convera", stated Patrick C. Condo, Convera's President and Chief Executive Officer. "Following the launch of our Excalibur Web search offering, much of our management efforts, as well as our sales and marketing resources were primarily focused on expanding the Excalibur sales and distribution channels. While this realignment resulted in acquiring our first commercial customers for Excalibur (HighBeam Research, Vivisimo and CNET), the performance of our software products group during the fourth quarter felt the effects of this shift in focus. Going-forward, we will continue to concentrate our efforts on marketing the dynamic search capabilities of our Excalibur solution, while also seeking to improve bottom-line performance. With the recent private placement now complete, our balance sheet is well-positioned, furthering our ability to transform Convera into a leading player within today's growing Internet search market", Condo concluded.




                                   -- more --

Page 2 - Convera Reports Fourth Quarter and Full-Year Results

The attached financial information compares the results of operations for the three-month and twelve-month periods ended January 31, 2006 to the same periods in 2005 and the balance sheet as of January 31, 2006 to the balance sheet as of January 31, 2005.

About Convera

Convera is a leading provider of search technologies to commercial enterprises and government agencies. Through its two offerings, Excalibur(TM), a newly developed Web search solution and RetrievalWare(R), its enterprise search product, Convera offers unique search technology capable of providing an integrated results page derived from both intranet and Internet content. Convera's technologies manage vast stores of structured and unstructured information that exist within internal repositories and on the Web by providing highly scalable, fast, accurate and secure search capabilities across text, video, image and audio information, in multiple languages. More than 900 customers in 40 countries rely on Convera search solutions to power a broad range of mission-critical applications. For more information, contact Convera at 800-755-7005, via e-mail at or on the Web at www.convera.com.

This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances and development including the Excalibur Web offering; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


The condensed, consolidated statements of operations for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts, except per share amounts, are expressed in thousands of U.S. dollars.

                                                                Three Months Ended                   Twelve Months Ended
                                                                    January 31,                          January 31,
                                                                 2006            2005                2006            2005
                                                            (unaudited)     (unaudited)          (unaudited)
Revenues:
       License                                                   $ 1,242         $ 3,263           $ 10,573        $ 14,360
       Services                                                      453             849              2,399           3,746
       Maintenance                                                 1,918           2,219              8,036           7,592
                                                          -------------- ---------------      --------------- ---------------
                Total revenues                                    3,613           6,331             21,008           25,698
                                                          -------------- ---------------      --------------- ---------------

Expenses:
   Cost or revenues:
       License                                                     421                14               1,383           1,658
       Services                                                  2,375               741               4,903           3,332
       Maintenance                                                 218               332                 981           1,718
   Sales and marketing                                           1,783             2,230               8,190          14,476
   Research and development                                      4,023             3,490               8,346          13,801
   General and administrative                                    3,317             2,655              11,113           9,764
   Amortization of capitalized R&D costs                         1,012                 -               1,012              -
   Restructuring charge                                              -               426                 (57)            944
                                                          --------------- ---------------      --------------- ---------------
                 Total expenses                                   13,149           9,888              35,871          45,693
                                                          --------------- ---------------      --------------- ---------------

Operating Loss                                                    (9,536)         (3,557)            (14,863)        (19,995)

Other Income, net                                                    260              63                 602             175
                                                          --------------- ---------------      --------------- ---------------

Net Loss                                                       $ (9,276)       $ (3,494)            $(14,261)       $(19,820)
                                                          =============== ===============      =============== ===============


Net loss per common share - basic & diluted                    $  (0.20)       $  (0.09)            $  (0.33)       $  (0.56)
                                                          =============== ===============      =============== ===============
Weighted-average number of common
   shares outstanding - basic & diluted                           46,876           37,899               43,089          35,433


                                   -- more --



Page 3 - Convera Reports Fourth Quarter and Full-Year Results


The condensed, consolidated balance sheets for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts are expressed in thousands of U.S. dollars.



 ASSETS                                                  January 31, 2006       January 31, 2005
                                                            (unaudited)
 Current Assets
             Cash and cash equivalents                     $       37,741         $       17,766
             Short term investments                                    71                     71
             Accounts receivable, net                               4,364                  6,530
             Prepaid expenses and other                             2,396                  2,390
                                                       ---------------------- ----------------------
                   Total current assets                            44,572                 26,757

 Other assets, net                                                  9,971                  6,696
 Capitalized software development costs, net                        7,102                      -
 Goodwill                                                           2,275                  2,275
 Other intangible assets                                              297                    566
                                                        --------------------- ----------------------

                   Total Assets                            $       64,217         $       36,294
                                                       ====================== ======================


 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities
             Accounts payable                              $        1,367         $        1,967
             Accrued expenses                                       2,301                  3,529
             Accrued bonuses                                          379                    526
             Deferred revenues                                      3,931                  4,288
             Restructuring reserve                                      -                    835
                                                       ---------------------- ----------------------
                                                                    7,978                 11,145

             Other long-term liabilities                             5,398                     -

                   Total Liabilities                                13,376                11,145
                                                       ---------------------- ----------------------

 Shareholders' Equity                                               50,841                25,149

                   Total Liabilities & Shareholders'
                   Equity                                  $       64,217         $       36,294
                                                       ====================== ======================


                                                        ###